Exhibit 32.02

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Mike Burns, the Chief Financial Officer of Imperva, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i) the Quarterly Report on Form 10-Q for the period ended March 31, 2018 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 8, 2018	By:	/s/ Mike Burns
Mike Burns
Chief Financial Officer